Gryphon Gold Announces Financial Results for September 30, 2007

November 14, 2007 -- Vancouver, BC. Gryphon Gold Corporation (GGN: TSX; GYPH: OTC.BB) (the "Company") reported for the three months ended September 30, 2007 a net loss of $2,500,535 or $0.04 per share compared to a net loss of $1,871,080 or $0.05 per share in the same period in the prior year, on greater shares outstanding. Spending on exploration activities on the Borealis property increased by $207,223, or 19 percent over the prior year’s comparable quarter and certain one-time costs were incurred. Non-cash charges to operations totaled $322,771 during the quarter ended September 30, 2007, an increase from $239,628 in the prior year’s comparable quarter.

Quarterly Highlights:

  On August 21, 2007, Gryphon Gold completed the acquisition of Nevada Eagle Resources LLC, which holds approximately 54 Nevada exploration properties, for a cash payment of $2.5 million, a $5 million principal amount convertible note due March 30, 2010 and 4.5 million common shares;
  Drilling on the Borealis property continued in the Graben resource and in the central and western pediment areas. Within the Graben resource, hole G-51 returned a significant 174 meter (570 foot) interval of quartz-pyrite gold mineralization that included a 39 meter intercept of 5.0 gpt (125 feet of 0.15 opt) within which there are 23 meters of 7.4 gpt (75 feet of 0.22opt). 150 feet to the north, hole G-52 returned a 172 meter (550 foot) interval of quartz-pyrite gold mineralization including a 46 meter intercept of 2.3 gpt and a 67 meter intercept of 2.1 gpt (1);

  A CSAMT geophysical study was completed over the Graben resource and the results indicate it will be a very important tool to improve drill site selection. The Company has commissioned a CSAMT survey over a much larger portion of the property; and

  On August 3, 2007, the Company completed a private placement of 5,000,000 units at Cdn$0.80 for net proceeds of approximately Cdn$3.82 million.

Exploration expenses for the three months ended September 30, 2007 were $1,274,926 or 50% of total expenses compared to $1,067,703 or 55% of total expenses in the prior year’s comparable period. During the quarter ended September 30, 2007 the Company completed drilling 10 holes, totaling 12,080 feet (3,682 meters) compared to completing 7 holes totaling 10,395 feet (3,168 meters) during the three months ended September 30, 2006. The Company also continued building a geologic model of the Graben deposit during the quarter ended September 30, 2007.

Management salaries and consulting fees in the quarter ended September 30, 2007 increased to $695,068 compared to $482,009 incurred in the quarter ended September 30, 2006 due to the one-time employee termination costs. Excluding the one-time cost, management salaries and consulting fees would have totaled $372,604 for the quarter ended September 30, 2007, a decrease of 23% from the prior year’s comparable quarter. This decrease is due to the closure of the Denver engineering office during late 2006. Total non-cash compensation costs included in the quarter ended September 30, 2007 were $271,462 versus $225,691 in the prior year’s comparable quarter.

For the six-month period ended September 30, 2007, the Company incurred a net loss of $4,727,088 or $0.09 per share compared to a net loss of $3,871,214 or $0.10 per share incurred during the same period in the prior year, as spending increased on exploration activities, along with the one-time employee termination cost and higher corporate administration costs. Total non-cash costs included in the six months ended September 30, 2007 were $549,650 versus $275,546 in the prior year’s comparable period.

Exploration expenses during the six-month period ended September 30, 2007 were $2,753,398 or 57% of total expenses compared to $2,321,218 or 57% of total expenses in the prior year. During the six months ended September 30, 2007, Gryphon Gold drilled a total of 26 holes at the Borealis property, representing 30,970 feet (9.440 meters) compared to 26 holes representing 23,395 feet (7,130 meters) in the same period in the prior year. Although the number of holes completed is the same for the two years, there was an increase of 32% for total number of feet drilled.

Gryphon Gold is a Nevada focused gold exploration company. Its principal gold resource, the 1.2 million (measured and indicated) and 0.6 million (inferred) ounce Borealis deposit, is located in the Walker Lane gold belt of western Nevada. Nevada Eagle, a wholly owned subsidiary, has an additional 54 highly prospective gold properties located in desirable gold trends in Nevada. Nevada Eagle's principal properties have a cumulative 900,000 of historical ounces of gold (the historical estimates are based on internal reports prepared by prior owners prior to February 2001 and were not been prepared in accordance with CIM NI 43 101 standards and thus their reliability has not been verified).

The Company has 57.2 million shares outstanding with a cash balance of approximately US $3.1 million as at October 31, 2007. All cash is deposited in bank savings accounts, and the Company has no joint ventures with majors that potentially create derivative or hedge risk.

ON BEHALF OF THE BOARD OF DIRECTORS
TONY KER CEO
GRYPHON GOLD CORPORATION

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com. For further information contact: Tony Ker, Chief Executive Officer, by phone: 604-261-2229, or email at tker@gryphongold.com or Michelle/Larry Roth of Roth Investor Relations, Inc. at 732-792-2200 or Renmark Financial Communication, Neil G. Murray-Lyon at (514) 939-3989.

The Borealis property is described in the technical report dated August 15, 2006 and revised January 11, 2007 titled Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A. and prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators. The technical report describes the exploration history, geology and style of gold mineralization at the Borealis property. Sample preparation, analytical techniques, laboratories used and quality assurance-quality control protocols used during the drilling programs at the Borealis property site are the same as, or similar to, those described in the technical report. This press release was reviewed by Dr. R. Steininger of Gryphon Gold, a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators. This press release contains "forward-looking information" which may include, but is not limited to, statements with respect to resource estimates, projections, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC(available at www.sec.gov) and with Canadian securities administrators(available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different. This press release uses the terms "measured," "indicated" and "inferred" resources. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Inferred mineral resources are considered too speculative geologically to have economic considerations applied to them that enable them to be categorized as mineral reserves. We do not undertake to update forward-looking statements

(1) The mineralization is composed of multiple fracture systems and the length of the vertical intercepts may or may not represent true width/thicknesses. The assays were prepared by Inspectorate America Corp., Sparks NV.